                                                            [SEC CORRESPONDENCE]

                                BRIGGS AND MORGAN
                            PROFESSIONAL ASSOCIATION
                                 2400 IDS CENTER
                              MINNEAPOLIS, MN 55402
                                 (612) 334-8400


                                  March 8, 2000

Writer's Direct Dial Number:                            Writer's E-Mail Address:
(612) 334-8417                                          andbre@briggs.com

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         RE:   PEPSIAMERICAS, INC.
               REGISTRATION STATEMENT ON FORM S-8
               2000 EMPLOYEE STOCK PURCHASE PLAN

Ladies and Gentlemen:

         On behalf of PepsiAmericas, Inc., a Delaware corporation, we are providing an EDGAR transmission of the above-referenced registration statement pursuant to the Securities Act. The applicable filing fee has been wire-transferred to the SEC's account at Mellon Bank. If you have any questions concerning this filing, please contact the undersigned at (612) 334-8417 or Brian D. Wenger at (612) 334-8573.

                                       Very truly yours,

                                       BRIGGS AND MORGAN,
                                       Professional Association


                                       By  /s/ Brett D. Anderson
                                          -----------------------------------
                                                Brett D. Anderson


Enclosure
cc:    Mr. John F. Bierbaum
       Ms. Jean M. Giese
       Michael V. Landrum, CPA
       David W. Martin, CPA
       Brian D. Wenger, Esq.
       Christopher C. Cleveland, Esq.